  EXHIBIT 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into this 14th day of May, 2025 (“Effective Date”), by and between Iowa Shrimp Holdings, LLC, an Iowa limited liability company (“Landlord”), and Edible Garden Sustainable Ventures LLC, a Delaware corporation (“Tenant”) with reference to the following:

WHEREAS, Landlord owns the improvements (“Building”) and underlying land and appurtenances thereto located at 401 Des Moines Street, Webster City, Iowa 50595 known as Hamilton County Parcel Number 40892532452005 (collectively with the Building and all appurtenances thereto, the “Premises”), and Tenant wishes to lease the Building and Premises from Landlord on the terms hereof; and

WHEREAS, Tenant, Landlord, and certain of Landlord’s affiliates, including Streeterville Capital, LLC, and NaturalShrimp Farms Inc., as applicable, are party to that certain Share Purchase Agreement of even date (the “Share Purchase Agreement”) and that certain Asset Purchase Agreement pursuant to which, among other things, (a) Tenant is purchasing certain personal property related to the operation of a business located on the Premises; and (b) Edible Garden AG Incorporated (“Edible Garden AG”) will issue certain preferred stock (the “Preferred Stock”) to Streeterville Capital, LLC.

THEREFORE, for and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, and in consideration of the Share Purchase Agreement, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the Term (as defined below) and upon the covenants and agreements hereinafter set forth.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises. Tenant agrees that the Premises are delivered in “AS-IS” condition, and no warranty of any kind is made as to their safety, fitness for a particular purpose, usability, repair status, operability, compliance with any laws, or any other matter, and Tenant accepts the Premises in such condition.

(a) Use. Tenant shall use the Premises for aquaculture, warehousing, distribution, indoor agriculture, and uses ancillary thereto and for any other lawful use in the ordinary course of Tenant’s business, and for no other use without Landlord’s consent, which consent shall not be unreasonably withheld.

(b) Limitation on Use. Tenant’s use of the Premises as provided in this Lease shall be in accordance with the following:

(i) Compliance with Laws. Tenant shall comply with all federal, state and municipal laws, regulations and ordinances, criminal or civil, concerning Tenant’s use of the Premises, including, without limitation, the obligation, at Tenant’s cost (and in accordance with Section 7(d) below), to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the use or occupancy of the Premises by Tenant during the Term.

(ii) Waste; Nuisance. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to owners or occupants of adjacent properties. Tenant shall not use the Premises for manufacturing or the use of anything that might emit any odor or objectionable noises or lights onto adjacent properties. Tenant shall indemnify and hold harmless Landlord from all lawsuits, claims, government actions, environmental enforcement or clean up actions or orders, or other liabilities to the extent arising from or caused by Tenant’s use of the Premises.

(iii) Overloading. Tenant shall not do anything on the Premises that will cause damage to the Premises. The Premises shall not be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will damage, vibrate, or shake the Premises in any manner.

2. TERM.

(a) Initial Term. The term of this Lease shall be for twelve calendar months (the “Term”). Tenant’s obligation to pay rent shall commence on the Effective Date.

(b) Second Term. The Term may be extended at the discretion of Tenant for an additional twelve calendar months (which shall become the Term if so extended) (the “First Renewal Term”) provided (i) Tenant is in compliance with this Lease in all material respects, beyond any applicable notice and/or cure period(s); and (ii) that the aggregate value of Preferred Stock redeemed by Edible Garden AG and/or Preferred Stock exchanged for common stock shall be not less than $2 million during the first 12 calendar months of the Term.

(c) Third Term. The Term may be extended at the discretion of Tenant for an additional twelve calendar months (the “Second Renewal Term”, and together with the First Renewal Term, a “Renewal Term”) provided (i) Tenant is in compliance with this Lease in all material respects, beyond any applicable notice and/or cure period(s); and (ii) that the aggregate value of Preferred Stock redeemed by Edible Garden AG and/or Preferred Stock exchanged for common stock shall be not less than $3 million during the First Renewal Term.

(d) Additional Terms. With the consent of both Landlord and Tenant, the Term may be extended for an additional twelve calendar months periods (each of which shall constitute the Term and a Renewal Term), provided that (i) Tenant complied with and renewed for a second 12-calendar month under clause 2(b), above, a third 12-calendar month under clause 2(c), above, and any previous 12-calendar month Terms under this clause 2(d); (ii) Tenant is in compliance with this Lease in all material respects, beyond any applicable notice and/or cure period(s); and (iii) that the aggregate value of Preferred Stock redeemed by Edible Garden AG and/or Preferred Stock exchanged for common stock shall be not less than $4 million during each of the Second Renewal Term and any successive 12 calendar month Terms.

3. RENTAL.

(a) Rental. Tenant shall pay to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, as rental for the Premises during the Term monthly payments in the amount of one dollar ($1) per month. Monthly payments shall be payable on or before the first day of each and every calendar month of the Term.

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(b) Additional Rent.

(i) Tenant shall not be responsible for any additional rent. Tenant shall pay directly and promptly when due all costs, fees, insurance, charges, and assessments, and utilities whatsoever relating to the Premises that may arise or come due during and be applicable to the Term, except as set forth in this Lease.

(ii) Tenant hereby agrees to indemnify and to save Landlord harmless from and against such cost, taxes, fees, insurance, charges, expenses, reimbursement, and obligations and any interest thereon, except as set forth in this Lease.

(c) Security Deposit. No security deposit is required.

4. REAL ESTATE TAXES, ETC. Tenant shall, during the Term, pay directly and promptly when due all of the real estate taxes, special or general, ordinary or extraordinary assessments, water and sewer rents, charges for public utilities, excises, levies, and other governmental charges which shall be imposed upon or become due and payable or become a lien upon the Premises or any part thereof and shall be attributable to the Term hereof. Real Estate Taxes for the first and last years of this Lease shall be apportioned.

5. PERSONAL PROPERTY TAXES, ETC. Tenant shall pay directly and promptly when due all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or measured by the value of its business operation, including but not limited to, the furniture, fixtures, leasehold improvements, equipment and other property of Tenant at any time situated upon, used in connection with, or installed within or about the Premises.

6. SERVICES TO THE PREMISES. Tenant shall be solely responsible to pay directly and promptly when due all charges for water, gas, heat, electricity, sewer, telephone and other utility used upon or furnished to the Premises during the Term. The obligation of Tenant to pay for such utilities shall commence as of the date possession of the Premises is delivered to Tenant.

7. MAINTENANCE AND REPAIRS: CONDITION AT TERMINATION: FURTHER IMPROVEMENTS.

(a) Maintenance and Repairs by Tenant. Tenant shall keep in good order, condition and repair the Building and all improvements upon and fixtures within the Building, and the equipment of Tenant and Landlord, if any, in, on or about the Premises. Tenant shall replace all broken glass, burned out light globes and lamps that were in working order at the commencement of the Lease, and shall replace the same with glass, light globes and lamps of the same quality as those presently on the Building. Tenant shall be responsible for maintenance of the foundation, structural components, HVAC, plumbing, electrical and mechanical systems in, on or about the Building. Tenant shall be responsible for all parking areas, sidewalks, fences, gates, approaches, and other land or improvements that are situated on the Premises, except to the extent that any condition requiring repair or replacement is caused by or results from (a) any act, negligence or default under this Lease of Landlord, its employees, agents, or contractors; (b) eminent domain or if covered by insurance procured by Landlord; or (c) eminent domain or if covered by insurance procured by Landlord.

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(b) Landlord Responsibilities. Landlord shall have no responsibility to maintain or replace any portion of the Premises or the Building except as set forth in this Lease, provided that, should Tenant fail to maintain the Premises to Landlord’s satisfaction, then Landlord may, after thirty (30) days written notice to Tenant, enter the Premises and make any required repairs or replacements at Tenant’s sole cost, the reasonable expense of which shall become immediately due and payable with interest in the amount of 5% thereon.

(c) Condition at Termination. Upon expiration or earlier termination of this Lease, Tenant shall return the Premises in the same condition as received, “broom-clean”, ordinary wear and tear excepted, and Tenant shall promptly remove or cause to be removed from the Premises any signs, fixtures, notices, and displays placed by Tenant, Tenant shall repair any damage to the Premises caused by or in connection with the removal of any improvements, articles of personal property or fixtures belonging to the Tenant.

(d) Further Improvements. Tenant may at any time at its own cost make any alterations, rebuilding, replacement, change, addition, and improvement in and to the Premises and to the Building, subject to the following conditions:

(i) Tenant has received the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed;

(ii) Such work shall be performed in a first-class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of any Building; and

(iii) All building, alterations, rebuilding, replacements, changes, additions, improvements, and appurtenances which may be erected, installed, or affixed on the Premises during the Term, or affixed on the Premises during the Term, shall, at the election of Landlord, become the property of Landlord and shall be deemed to be part of the Premises: provided, however, that nothing herein shall be construed to give Landlord any interest, right or title in or to Tenant’s trade fixtures, machinery, equipment, furniture, furnishing and other articles of personal property owned by Tenant and located in the Premise. Tenant shall remove any improvements requested by Landlord, trade fixtures and personal property at the expiration or earlier termination of the Term, and Tenant shall repair any structural damage to the Building as a result of such removal.

(e) Covenants Against Liens. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building or the Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title the Premises. If Tenant has not removed or bonded over any such lien or encumbrance within 15 days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed additional rent reserved under this Lease due and payable within ten days after Tenant’s receipt of notice of such payment by Landlord and supporting documentation.

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8. PARKING. Tenant and its customers, visitors and employees shall have exclusive use of the parking areas on the Premises.

9. INSURANCE AND INDEMNITY.

(a) Tenant’s Liability Insurance. Tenant shall procure and maintain commercial general liability insurance with a combined single limit of not less than $2,000,000 for each occurrence covering bodily injury, property damage, and personal injury arising out of or relating directly or indirectly to Tenant’s business operations, conduct, assumed liabilities or use or occupancy of the Premises or the Building. Tenant’s liability insurance shall include the broadest available form of contractual liability coverage. It is the intent of Landlord and Tenant that Tenant’s contractual liability coverage will provide coverage, to the maximum extent possible, of Tenant’s indemnification obligations under this Lease. Tenant will cause Landlord and any lender of Landlord to be named as “additional insureds” by endorsement reasonably satisfactory in form and substance to Landlord. Tenant’s liability insurance policies will be endorsed as needed to provide cross-liability coverage for Tenant, Landlord and any lender of Landlord, and will provide for severability of interests.

(b) Worker’s Compensation Insurance. Tenant shall procure and maintain worker’s compensation insurance as required by law. Such policy shall contain a waiver of subrogation in favor of Landlord.

(c) Tenant’s Fire and Casualty Insurance. Tenant shall procure and maintain property insurance coverage for the following (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s personal property on or about the Premises or the Building and (ii) all leasehold improvements constructed by Tenant and all Tenant improvements. Tenant’s property insurance (a) shall be written on the broadest available “all-risk” (“special form”) policy form or an equivalent form reasonably acceptable to Landlord, (b) shall include an agreed-amount endorsement for no less than 100% of the full replacement cost (new without deduction for depreciation) of the covered items, (c) shall be written in an amount of coverage that meets any coinsurance requirements for the policy or policies, and (d) shall include vandalism and malicious mischief coverage and sprinkler leakage coverage, if applicable.

(d) Forms of Policies and Additional Requirements. The insurance required to be maintained by Tenant hereunder are independent of Tenant’s indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Tenant’s indemnification and other obligations or to in any way limit Tenant’s liability under this Lease. The insurance required of Tenant (i) shall be issued by an insurance company with a rating of A-VIII or better in the current Best’s Insurance Guide or A- or better in the current Standard & Poor Insurance Solvency Review, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the State of Iowa; (ii) shall be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and (iii) shall provide that such insurance may not be canceled, non-renewed or the subject of material change in coverage or available limits of coverage except upon 30 days prior written notice to Landlord and Landlord’s lender. Tenant shall deliver to Landlord either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Article, together with evidence satisfactory to Landlord of the payment of the premiums therefore, on or before the Effective Date, at least 30 days before the expiration date of any policy and upon the renewal of any policy. All deductibles and self-insured retentions under Tenant’s policies shall be subject to Landlord’s written approval. Tenant may comply with its insurance coverage requirements through a blanket policy. If, in the reasonable opinion of Landlord based on industry and local standards, the amount of liability and property damage insurance required to be carried and maintained by Tenant is at the time not adequate, Tenant shall increase insurance coverage as reasonably determined by Landlord to be adequate, provided that no such increase shall be required more frequently than once every 3 years during the Term.

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(e) Failure of Tenant to Insure. In the event Tenant fails to purchase and keep in force any of the insurance required of Tenant hereunder, Landlord may, but shall not be required to, purchase and keep in force the same, in which event Tenant shall pay to Landlord the full amount of Landlord’s expense with respect thereto, said payment to be made within 10 days after demand for such payment by Landlord. The election by Landlord to purchase such insurance on behalf of Tenant shall not constitute a curing of the default occasioned by Tenant’s failure nor shall it limit the remedies otherwise available to Landlord.

(f) Assumption of Risk. Anything herein to the contrary notwithstanding, after the commencement of the Term of this Lease, the Tenant assumes full risk of damage to its property, fixtures, equipment, tools, improvements, stock, goods, wares or merchandise, that it may have in or on or about the Premises, resulting from fire, lightning, extended coverage perils, flood and or any catastrophe, regardless of cause or origin. The Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant’s insurance carrier or carriers, for any loss or damage resulting from fire, lightning, or extended coverage perils or from an act of God. Landlord shall not be liable to the insurance carrier for damages insured against, either directly or by way of subrogation.

(g) Indemnity. To the fullest extent permitted by law and subject to the waiver of subrogation provisions in this Lease, Tenant will, at Tenant’s sole cost and expense, indemnify, defend and hold harmless Landlord and its officers, members, partners, agents, employees, licensees, invitees and contractors from and against all actions, claims, demands, costs, damages or expense of any kind on account thereof, including attorneys’ fees and costs of defense (collectively, “Losses”), to the extent arising from, any act, error, omission or negligence of Tenant or its officers, members, partners, agents, employees, licensees, invitees and contractors (collectively, with Tenant, the “Tenant Parties”) in, on or about the Premises or the property and that results in or is related to (i) any personal or bodily injury or property damage occurring in or at the Premises; (ii) any bodily injury to an employee of Tenant or its officers, members, partners, agents, employees, licensees, invitees and contractors arising out of and in the course of employment of the employee and occurring anywhere within the Premises; (iii) the use or occupancy of the Premises or of any business therein during the Term; or (iv) any alterations, activities, or work done or omitted by Tenant Parties in, at or about the Premises, including the violation of or failure to comply with applicable laws, orders or judgments. Notwithstanding the foregoing, Tenant’s indemnification shall not be applicable to the extent such Losses are caused by the gross negligence or willful misconduct of Landlord and/or its officers, members, partners, agents, employees, licensees, invitees and contractors (collectively, with Landlord, the “Landlord Parties”) or by a default in the performance of Landlord’s obligations under this Lease. Landlord shall indemnify, defend, and save the Tenant Parties harmless from and against all Losses to the extent arising from (i) the gross negligence or willful misconduct of Landlord Parties, or by a default in the performance of Landlord’s obligations under this Lease or (ii) any conditions existing at or with respect to the Premises prior to and/or as of the Effective Date. The indemnity obligations in this Section 9(h) will survive the expiration or any earlier termination of the Lease.

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(h) Fire and Casualty Insurance on Building. Landlord may maintain such available fire and extended coverage insurance and other casualty insurance coverage as Landlord deems advisable to insure against “all perils” in respect to the Building and related improvements, including at its option, but not limited to, average clauses, additional extended coverage, boiler insurance, elevator insurance, automatic sprinkler damage insurance, and rental income insurance sufficient to pay to Landlord not less than six months of rent and additional rent.

(i) Increase in Fire Insurance Premium. Tenant shall not carry any stock of goods or do anything in or about said Premises which will in any way tend to increase the insurance rates for the Premises or the Building. Tenant shall be solely responsible for any increase in premiums resulting from the special nature of the business carried on in the Premises by Tenant, whether or not Landlord has consented to the same. If Tenant installs any electrical equipment that overloads the lines in the Building, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of any insurance underwriters and governmental authorities having jurisdiction.

10. ENTRY BY LANDLORD. Landlord and its representatives may enter the Premises during all reasonable business hours after having given Tenant not less than twenty-four (24) hours’ advance written notice for the purpose of examining the same to ascertain if the Premises are in good repair, and to make reasonable repairs which Landlord may make or is required to make hereunder, and for the purpose of showing the Premises to a prospective lender, tenant or purchaser; provided that Tenant or Tenant’s representative shall be permitted to accompany Landlord upon such entry and further provided that Landlord shall undertake commercially reasonable efforts to minimize any disruption to Tenant’s business operations at the Premises.

11. HAZARDOUS MATERIALS.

(a) Operations. Tenant shall not cause in, on or under, or suffer or permit to occur in, on or under, the Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence of handling of Hazardous Materials by Tenant Parties, except for Hazardous Materials that are used, handled or stored on the Premises (i) in compliance with all Environmental Laws and (ii) that are incident to and reasonably necessary for the maintenance of the Premises or Tenant’s operations for its Permitted Use. Should contamination by any Hazardous Material occur at the Premises or the Building as a result of the acts of omissions of Tenant Parties, Tenant shall promptly conduct Remedial Action with respect to such contamination as necessary to comply with applicable Environmental Laws.

(b) Additional Definitions.

(i) “Environmental Laws” shall mean all laws (a) relating to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning any Hazardous Materials; (c) relating to Remedial Actions; and (d) requiring notification or disclosure of releases of Hazardous Materials or of the existence of any environmental conditions on or at the Premises, as any of the foregoing may be amended, supplemented, or supplanted from time to time.

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(ii) “Hazardous Materials” shall mean any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substance or material, all as amended or hereafter amended, including, without limitation, any material or substance which is: (a) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (b) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); (c) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601); (d) petroleum; (e) asbestos or asbestos-containing materials; (f) polychlorinated biphenyls (“PCBs”) or substances or compounds containing PCBs; (g) radon; (h) medical waste; and (i) petroleum products.

(iii) “Remedial Action” shall mean the investigation, response, cleanup, remediation, prevention, mitigation or removal of any Hazardous Materials necessary to comply with any Environmental Laws.

12. DAMAGE OR DESTRUCTION.

(a) Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises are only partially damaged and if the proceeds received by Landlord from the insurance policies maintained by Landlord, if any, are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord shall not be required to make repairs or replacements of any damage to Tenant’s improvements or to any other fixtures, equipment, personal property or leasehold improvements of Tenant. If the insurance proceeds, if any, received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by such insurance policies, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect; or (ii) terminate this Lease effective as of the date the damage occurred. Landlord shall notify Tenant within 60 days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease, to the extent permitted hereunder. If Landlord elects to repair the damage, and, if the damage was due to an act or omission of Tenant, Tenant shall pay to Landlord the deductible amount (if any) under Landlord’s insurance policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the damage to the Premises occurs during the last six months of the Term or Renewal Term, if applicable, Landlord may elect to terminate this Lease effective as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds unless Tenant shall elect to exercise the next available Renewal Term. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within 60 days after receipt of notice of the occurrence of the damage.

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(b) Total or Substantial Destruction. If the Premises are totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Premises are not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. Notwithstanding the foregoing, and regardless of whether or not insurance proceeds are available, if the Building can be rebuilt and/or the Premises restored, as applicable, within 180 days after the date of destruction, Landlord may elect to rebuild the Building and/or the Premises at Landlord’s own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within 60 days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

(c) Temporary Reduction of Rent. If the Building and/or the Premises are destroyed or damaged and Landlord repairs or restores the Building and/or the Premises pursuant to the provisions of this Lease, any base rent and additional rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Building and/or the Premises is impaired. Except for such possible reduction in base rent and additional rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Building and/or the Premises.

(d) Waiver of Subrogation. Each party hereto does hereby remise, release and discharge the other party hereto and any officer, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

13. CONDEMNATION. Should the Premises or the Building be taken, appropriated or condemned for public purposes, or voluntarily transferred in lieu of condemnation, in whole or in such substantial part as to render the Building and/or the Premises unsuitable for Tenant’s purposes, the Term shall terminate automatically. If the portion of the Premises or the Building is taken, appropriated, condemned or voluntarily transferred in lieu of condemnation does not render the Building unsuitable for Tenant’s purposes, then this Lease shall terminate only as to the part taken or conveyed on the date Tenant shall yield possession, and the rent payable hereunder shall be reduced in proportion to the part of the Building and/or the Premises taken. All compensation awarded for such taking of the fee and leasehold shall belong to and be the property of Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all its right, title and interest to any such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be awarded to Tenant on account of interruption of Tenant’s business, for moving and relocation expenses and for depreciation to and removal of Tenant’s goods and trade fixtures.

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14. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. This Lease is and shall continue to be subordinate to the lien of any mortgage, deed of trust, or other security interest now existing or hereafter placed on the Landlord’s interest in the property by a mortgage lender (as amended, restated, supplemented, or otherwise modified from time to time, including any refinancing thereof, a “Mortgage”); provided, however, such subordination is subject to the condition that so long as Tenant continues to perform all of its obligations under this Lease (after notice and expiry of any applicable grace period) its tenancy shall remain in full force and effect notwithstanding Landlord’s default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. If elected by the holder of a Mortgage, this Lease shall be superior to such Mortgage, in which case Tenant shall execute and deliver an instrument confirming the same. Tenant shall not subordinate its interests hereunder or in the Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever. Any sale, assignment, or transfer of Landlord’s interest under this Lease or in the Premises including any such disposition resulting from Landlord’s default under a Mortgage, shall be subject to this Lease. Tenant shall attorn to Landlord’s successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

15. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time upon not less than 10 business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Tenant’s performance, and (iii) that not more than one month’s rent has been paid in advance.

16. ASSIGNMENT AND SUBLEASE. Tenant shall not voluntarily or by operation of law assign, license, transfer, mortgage, or otherwise encumber all or any part of the Premises or its leasehold interest therein or sublet all or any portion of the Premises or permit the Premises to be occupied by anyone other than Tenant, without the prior written consent of Landlord in its sole discretion in each instance.

17. HOLDOVER TENANCY. Any holding over after the expiration of the Term or of any Renewal Term with the prior written consent of Landlord shall be construed to be a tenancy from month to month except that rent shall be increased to an amount equal to (i) $15,000 per calendar month if the holdover tenancy occurs between the first anniversary and second anniversary of the Effective Date, (ii) $22,500 per calendar month if the holdover tenancy occurs between the second anniversary and third anniversary of the Effective Date or (ii) $30,000 per calendar month if the holdover tenancy occurs after the third anniversary of the Effective Date plus, and in addition to the rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease and on the terms herein specified so far as possible. Such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained in this Lease. Nothing contained in this Section shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

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18. DEFAULT; REMEDIES.

(a) Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 18(b) below:

(i) Tenant fails to pay any installment of rent or additional rent or any other sum due hereunder within ten (10) days after written notice from Landlord;

(ii) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within 30 days after written notice that such performance is due shall have been given to Tenant by Landlord or; provided, if cure of any nonmonetary default would reasonably require more than 30 days to complete, if Tenant fails to commence performance within the 30 day period or, after timely commencing, fails diligently to pursue such cure to completion but in no event to exceed 90 days;

(iii) Tenant shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into a voluntary arrangement under applicable bankruptcy law; or suffers this Lease to be taken under a writ of execution; or

(iv) Tenant abandons the Premises, which, if Landlord posts a notice of abandonment on the Premises and delivers written notice of the same to Tenant both of which remain unanswered for 10 days, the Premises shall be conclusively presumed to be abandoned.

(b) Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant’s rights under this Lease by written notice, reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law or equity. Tenant agrees to pay to Landlord the reasonable cost of recovering possession of the Premises, all reasonable costs of reletting, and all other reasonable costs and damages arising out of Tenant’s default, including attorneys’ fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

(c) Past Due Sums. If Tenant fails to pay, within ten (10) days of receipt of written notice from Landlord, any rent, additional rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate equal to 12% per annum. In addition thereto, Tenant shall pay a sum of 10% of such unpaid amounts of rent, additional rent, or other sum to be paid by it hereunder as a service and late fee. Notwithstanding the foregoing, however, Landlord’s right concerning such interest and service and late fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.

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(d) Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than 30 days after written notice by Tenant to Landlord and (if Tenant has been provided written notice of such holder and its address for notice purposes) to the holder of any mortgage or deed of trust covering the Premises, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, but in no event to exceed 90 days. Except as may otherwise be expressly provided in this Lease, in no event shall Tenant have the right to terminate this Lease or to withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

19. MISCELLANEOUS.

(a) Severability. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(b) Cost of Suit. In the event that at any time during the Term either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys’ fees, incurred therein by the successful party.

(c) Notices. It is agreed that all notices required or permitted to be given hereunder, or for purposes of billing process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified or by other nationally recognized overnight courier with return receipt and addressed as follows:

If to Landlord, at the following address:

Iowa Shrimp Holdings LLC

c/o Streeterville Management, LLC

297 Auto Mall Drive #4

St. George, Utah 84770

Attention: John M. Fife

Email: ###

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With mandatory copy to (which will not constitute notice):

Parsons Behle & Latimer

c/o Brian M. Rothschild

201 South Main Street, Suite 1800

Salt Lake City, Utah 84111

Attention: Brian M. Rothschild

Email: ###

If to Tenant, at the following address:

Edible Garden Sustainable Ventures LLC

283 County Road 519

Belvidere, New Jersey 07823

Attn: James E. Kras

Email: ###

With mandatory copy to (which will not constitute notice):

Harter Secrest & Emery LLP

c/o Alexander R. McClean

1600 Bausch & Lomb Place

Rochester, NY  14604

Attention: Alexander R. McClean

Email: ###

(d) Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition nor of a preceding or succeeding breach of the same or any other covenant, term or condition.

(f) Entire Agreement. The parties agree that there are no understandings or agreement, oral or written, express or implied, existing on any of the subjects referred to in this Lease, other than this Lease itself; and that every understanding and agreement on the said subjects shall be merged into this Lease, which is mutually understood to be and shall be conclusively accepted as the full agreement between Landlord and Tenant.

(g) Brokers. Landlord and Tenant warrant that there are no claims for commission or fees owing in connection with this Lease. Each party agrees to indemnify and hold the other harmless from and against any costs incurred by breach of this warranty.

(h) Headings. The headings used in this Lease are inserted for reference purpose only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Lease.

(i) Amendment. This Lease may not be modified or amended except by an instrument in writing signed by the parties hereto.

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(j) Governing Law; Venue. This Lease shall be interpreted, construed and enforced according to the laws of the State of Iowa without regard to conflict of law principles. Tenant consents to personal jurisdiction and venue in the State of Iowa. The courts of the State of Iowa will have exclusive jurisdiction and Tenant hereby agrees to such exclusive jurisdiction.

(k) Exhibits. All exhibits to this Lease shall be deemed part of this Lease and incorporated herein as if fully set forth herein.

(l) Authority. The persons signing this Lease on behalf of Landlord and Tenant hereby represent and warrant that they are authorized to do so on behalf of each said party, and that in doing so, each party intends to be bound hereby.

(m) Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the Effective Date.

[Remainder of page intentionally left blank; signature page follows]

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SIGNATURE PAGE

LANDLORD:
IOWA SHRIMP HOLDINGS, LLC By: /s/ John Fife_____________________________ Name: John Fife Title: President, CEO

TENANT:
EDIBLE GARDEN SUSTAINABLE VENTURES LLC By: /s/ James E. Kras_________________________ Name: James E. Kras Title: Chief Executive Officer

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